QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

SallieMae	N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts: Tom Joyce 703/984-5610 Martha Holler 703/984-5178	Investor Contacts: Steve McGarry 703/984-6746 Joe Fisher 703/984-5755

SLM CORPORATION FIRST-QUARTER 2005 LOAN ORIGINATIONS GROW
16 PERCENT, REACH $6.8 BILLION

Portfolio of Managed Loans Grows 21 Percent, Nears $112 Billion

RESTON, Va., April 21, 2005—SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported first-quarter 2005 earnings and performance results that include $6.8 billion in preferred-channel loan originations, a 16-percent increase from the 2004 first quarter.

        Preferred-channel loan originations are loans funded by the company's owned brands and other lender partners. These loans are a key measure of Sallie Mae's market share success and indicate future loan acquisition volume and earnings growth.

        "This year is off to a solid start," said Albert L. Lord, chairman and chief executive officer, Sallie Mae. "We will continue to build on the success of our own brands and our strategic lender partners as we bring value to campuses, families and students."

        At the end of the first quarter 2005, the company's managed student loan portfolio was nearly $112 billion, a 21-percent increase from the year-ago quarter's $92 billion.

        Sallie Mae reports financial results on a GAAP basis and also presents certain non-GAAP or "core cash" performance measures. The company's equity investors, credit rating agencies and debt capital providers use these "core cash" measures to monitor the company's business performance.

        Sallie Mae reported first-quarter 2005 GAAP net income of $223 million, or $.49 per diluted share, compared to $291 million, or $.61 per diluted share, in the year-ago period. Included in these GAAP results are pre-tax gains on the securitization of student loans of $50 million, compared to $114 million in the year-ago quarter. Also affecting the quarterly results are accounting rule changes related to contingently convertible bonds, which reduced earnings per diluted share by $(.01) in the current quarter and $(.03) in the year-ago quarter.

        "Core cash" net income for the quarter was $256 million, up from $231 million in the year-ago quarter, and $.57 per diluted share, up 19 percent from the year-ago quarter of $.48 per diluted share. These results include the effect of the accounting change on contingently convertible bonds, which reduced "core cash" earnings per diluted share by $(.02) in the first-quarter 2005 and $(.03) in the year-ago quarter.

        "Core cash" net interest income was $494 million for the quarter, compared to the year-ago quarter's $433 million. "Core cash" other income, which consists primarily of fees earned from guarantor servicing and collection activity, was $221 million for the 2005 first quarter, up 27 percent from $174 million in the year-ago quarter. "Core cash" operating expenses were $249 million, compared to $202 million in the same quarter last year.

        Both a description of the "core cash" treatment and a full reconciliation to the GAAP income statement can be found at www.salliemae.com.

        Total equity for the company at March 31, 2005, was $3.1 billion, up from $2.7 billion a year ago. The company's tangible capital at March 31, 2005, was 1.63 percent of managed assets, compared to 1.94 percent at the same time last year.

        The company will host its regular earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company's performance. Individuals interested in participating should call the following number today, April 21, 2005, starting at 11:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, April 21, at 3:30 p.m. EDT and concluding at 11:59 p.m. EDT on Thursday, April 28. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 5328073. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30-45 minutes after the live broadcast.

***

Statements in this release referring to expectations as to future market share, the successful consummation of any business acquisitions and other future developments are forward-looking statements, which involve risks, uncertainties and other factors that may cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

***

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's No. 1 paying-for-college company, managing nearly $112 billion in student loans for 8 million borrowers. Sallie Mae was originally created in 1972 as a government-sponsored entity (GSE) and terminated all ties to the federal government in 2004. The company remains the country's largest originator of federally insured student loans. Through its specialized subsidiaries and divisions, Sallie Mae also provides debt management services as well as business and technical products to a range of business clients, including colleges, universities and loan guarantors. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

###

SLM CORPORATION
Supplemental Earnings Disclosure
March 31, 2005

(Dollars in millions, except earnings per share)

	Quarters ended
	March 31, 2005	December 31, 2004	March 31, 2004
	(unaudited)	(unaudited)	(unaudited)
SELECTED FINANCIAL INFORMATION AND RATIOS—(GAAP Basis)
Net income	$223	$650	$291
Diluted earnings per common share(1)	$.49	$1.40	$.61
Return on assets	1.18%	3.52%	1.88%
NON-GAAP INFORMATION (See Explanation Below)(2)
"Core cash" net income	$256	$180	$231
"Core cash" diluted earnings per common share(1)	$.57	$.39	$.48
"Core cash" return on assets	.86%	.60%	.90%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$67,661	$61,284	$52,892
Average off-balance sheet student loans	41,892	42,852	37,786

Average Managed student loans	$109,553	$104,136	$90,678

Ending on-balance sheet student loans, net	$69,906	$65,981	$54,414
Ending off-balance sheet student loans, net	41,793	41,457	37,735

Ending Managed student loans, net	$111,699	$107,438	$92,149

Ending Managed FFELP student loans, net	$99,181	$95,956	$83,013
Ending Managed Private Education Loans, net	12,518	11,482	9,136

Ending Managed student loans, net	$111,699	$107,438	$92,149

(1)
In December 2004, the Company adopted the Emerging Issues Task Force ("EITF") Issue No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share," which requires the shares underlying contingently convertible debt instruments ("Co-Cos") to be included in diluted earnings per share computations regardless of whether the market price trigger or the conversion price has been met, using the "if-converted" accounting method. Diluted earnings per common share amounts disclosed prior to December 2004 have been retroactively restated to give effect to the application of EITF No. 04-8 as it relates to the Company's $2 billion in Co-Cos issued in May 2003. The effect of the adoption of EITF No. 04-8 was to decrease diluted earnings per common share by the following amounts:

	Quarters ended
	March 31, 2005	December 31, 2004	March 31, 2004
	(unaudited)	(unaudited)	(unaudited)
Impact on GAAP diluted earnings per common share due to the implementation of EITF No. 04-8	$(.01)	$(.08)	$(.03)
Impact on "core cash" diluted earnings per common share due to the implementation of EITF No. 04-8	$(.02)	$(.02)	$(.03)

(2)    Non-GAAP "Core Cash" Earnings

        In accordance with the Rules and Regulations of the Securities and Exchange Commission, we prepare financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management, credit rating agencies, lenders and analysts also evaluate the Company on certain non-GAAP performance measures that we refer to as "core cash" measures. While "core cash" measures are not a substitute for reported results under GAAP, we rely on "core cash" measures in operating our business because we believe they provide additional information regarding the operational and performance indicators that are most closely assessed by management.

        Our pro forma "core cash" measures are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a "core cash" basis by reportable segment. Our "core cash" measures are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company's core business activities. Our "core cash" measures are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. "Core cash" measures reflect only current period adjustments to GAAP as described below. Accordingly, the Company's "core cash" measures presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and "core cash" measures follows.

1)    Securitization: Under GAAP, certain securitization transactions are accounted for as sales of assets. Under "core cash," we present all securitization transactions as long-term non-recourse financings. The upfront "gains" on sale from securitization as well as ongoing "servicing and securitization revenue" presented in accordance with GAAP are excluded from "core cash" measures and replaced by the interest income, provision for loan losses, and interest expense as they are earned or incurred on the securitized loans. We also exclude transactions with our off-balance sheet trusts which would be considered intercompany on a Managed Basis.

2)    Derivative Accounting: "Core cash" measures exclude the periodic unrealized gains and losses primarily caused by the one-sided, mark-to-market derivative valuations prescribed by Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," and recognize the economic effect of these hedges, which results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. We also exclude the gain or loss on our equity forward contracts that are required to be accounted for in accordance with SFAS No. 133 as derivatives and are marked-to-market through earnings.

3)    Floor Income: The timing and amount (if any) of Floor Income earned is uncertain and in excess of expected spreads and, therefore, we exclude such income when it is not economically hedged from "core cash" measures. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed in more detail above, these derivatives do not qualify as effective accounting hedges and therefore are marked-to-market through the "gains (losses) on derivatives and hedging activities, net" line on the income statement. For "core cash" measures, we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts' realized gains or losses) in income.

4)    Other items: We exclude amortization of acquired intangibles.

SLM CORPORATION
Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 31, 2005	December 31, 2004	March 31, 2004
	(unaudited)		(unaudited)
Assets
Federally insured student loans (net of allowance for losses of $6,849; $7,778; and $49,229, respectively)	$63,379,249	$60,561,439	$50,236,841
Private Education Loans (net of allowance for losses of $190,880; $171,886; and $154,222, respectively)	6,527,022	5,419,611	4,176,841
Academic facilities financings and other loans (net of allowance for losses of $11,754; $11,148; and $10,179, respectively)	1,094,712	1,047,745	1,104,226
Cash and investments	3,235,034	6,974,465	10,294,692
Restricted cash and investments	2,224,354	2,211,488	1,245,828
Retained Interest in off-balance sheet securitized loans	2,246,329	2,316,388	2,482,242
Goodwill and acquired intangible assets, net	1,014,986	1,066,142	589,078
Other assets	4,075,267	4,496,248	3,133,709

Total assets	$83,796,953	$84,093,526	$73,263,457

Liabilities
Short-term borrowings	$5,516,177	$2,207,095	$16,176,387
Long-term notes	72,241,082	75,914,573	51,305,306
Other liabilities	2,901,843	2,797,921	3,044,113

Total liabilities	80,659,102	80,919,589	70,525,806

Commitments and contingencies*
Minority interest in subsidiaries	72,869	71,633	—
Stockholders' equity
Preferred stock, par value $.20 per share, 20,000 shares authorized: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 484,917; 483,266; and 476,442 shares, respectively, issued	96,984	96,654	95,289
Additional paid-in capital	1,969,881	1,905,460	1,670,640
Accumulated other comprehensive income, net of tax	374,574	440,672	534,445
Retained earnings	2,662,316	2,521,740	1,153,100

Stockholders' equity before treasury stock	5,268,755	5,129,526	3,618,474
Common stock held in treasury at cost: 62,936; 59,634; and 33,533 shares, respectively	2,203,773	2,027,222	880,823

Total stockholders' equity	3,064,982	3,102,304	2,737,651

Total liabilities and stockholders' equity	$83,796,953	$84,093,526	$73,263,457

*
Commitments to purchase loans and lines of credit were $47.4 billion and $.9 billion, respectively, at March 31, 2005.

SLM CORPORATION
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended
	March 31, 2005	December 31, 2004	March 31, 2004
	(unaudited)	(unaudited)	(unaudited)
Interest income:
Federally insured student loans	$699,154	$607,657	$468,967
Private Education Loans	129,616	98,946	76,589
Academic facilities financings and other loans	20,153	19,575	18,376
Cash and investments	62,049	75,094	43,457

Total interest income	910,972	801,272	607,389
Interest expense	564,212	469,238	285,674

Net interest income	346,760	332,034	321,715
Less: provision for losses	46,523	31,974	39,818

Net interest income after provision for losses	300,237	300,060	281,897

Other income:
Gains on student loan securitizations	49,894	—	113,954
Servicing and securitization revenue	142,961	141,637	136,658
Gains (losses) on derivatives and hedging activities, net	(34,251)	506,637	(116,743)
Guarantor servicing fees	32,540	28,522	34,971
Debt management fees and collections revenue	120,635	109,922	79,928
Other	62,319	55,127	58,955

Total other income	374,098	841,845	307,723
Operating expenses:
Loss on GSE debt extinguishment and defeasance	—	117,858	—
Other operating expenses	262,291	269,232	208,877

Total operating expenses	262,291	387,090	208,877

Income before income taxes and minority interest in net earnings of subsidiaries	412,044	754,815	380,743
Income taxes	186,466	103,488	89,278

Income before minority interest in net earnings of subsidiaries	225,578	651,327	291,465
Minority interest in net earnings of subsidiaries	2,194	1,026	—

Net income	223,384	650,301	291,465
Preferred stock dividends	2,875	2,876	2,886

Net income attributable to common stock	$220,509	$647,425	$288,579

Basic earnings per common share	$.52	$1.52	$.65

Average common shares outstanding	420,924	426,316	442,664

Diluted earnings per common share	$.49	$1.40	$.61

Average common and common equivalent shares outstanding	463,014	468,232	482,060

Dividends per common share	$.19	$.19	$.17

SLM CORPORATION
Pro-Forma "Core Cash"
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended
	March 31, 2005	December 31, 2004	March 31, 2004
	(unaudited)	(unaudited)	(unaudited)
Managed interest income:
Managed federally insured student loans	$1,090,917	$965,088	$687,222
Managed Private Education Loans	227,307	186,964	113,658
Academic facilities financings and other loans	20,153	19,575	18,376
Cash and investments	79,133	90,222	47,936

Total Managed interest income	1,417,510	1,261,849	867,192
Managed interest expense	923,571	784,126	433,765

Net Managed interest income	493,939	477,723	433,427
Less: provision for losses	54,922	36,126	44,968

Net Managed interest income after provision for losses	439,017	441,597	388,459
Other income:
Guarantor servicing fees	32,540	28,522	34,971
Debt management fees and collections revenue	120,635	109,922	79,928
Other	67,424	67,065	59,336

Total other income	220,599	205,509	174,235
Operating expenses:
Loss on GSE debt extinguishment and defeasance	—	117,858	—
Other operating expenses	249,297	254,806	202,149

Total operating expenses	249,297	372,664	202,149

Income before income taxes and minority interest in net earnings of subsidiaries	410,319	274,442	360,545
Income taxes	151,818	93,108	129,491

Income before minority interest in net earnings of subsidiaries	258,501	181,334	231,054
Minority interest in net earnings of subsidiaries	2,042	974	—

"Core cash" net income	256,459	180,360	231,054
Preferred stock dividends	2,875	2,876	2,886

"Core cash" net income attributable to common stock	$253,584	$177,484	$228,168

"Core cash" basic earnings per common share	$.60	$.42	$.52

Average common shares outstanding	420,924	426,316	442,664

"Core cash" diluted earnings per common share	$.57	$.39	$.48

Average common and common equivalent shares outstanding	463,014	468,232	482,060

SLM CORPORATION
Pro-Forma "Core Cash"
Reconciliation of GAAP Net Income to "Core Cash" Net Income
(In thousands)

	Quarters ended
	March 31, 2005	December 31, 2004	March 31, 2004
	(unaudited)	(unaudited)	(unaudited)
GAAP net income	$223,384	$650,301	$291,465
"Core cash" adjustments:
Net impact of securitization accounting	32,372	131,886	11,671
Net impact of derivative accounting	(89,612)	(661,275)	(99,490)
Net impact of Floor Income	42,433	34,672	60,780
Amortization of acquired intangibles	13,082	14,344	6,841

Total "core cash" adjustments before income taxes and minority interest in net earnings of subsidiaries	(1,725)	(480,373)	(20,198)
Net tax effect(A)	34,648	10,380	(40,213)

Total "core cash" adjustments before minority interest in net earnings of subsidiaries	32,923	(469,993)	(60,411)
Minority interest in net earnings of subsidiaries	152	52	—

Total "core cash" adjustments	33,075	(469,941)	(60,411)

"Core cash" net income	$256,459	$180,360	$231,054

(A)
Such tax effect is based upon the Company's "core cash" effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

QuickLinks

SLM CORPORATION Supplemental Earnings Disclosure March 31, 2005 (Dollars in millions, except earnings per share)
SLM CORPORATION Consolidated Balance Sheets (In thousands, except per share amounts)
SLM CORPORATION Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Reconciliation of GAAP Net Income to "Core Cash" Net Income (In thousands)